UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2021

Cantor Fitzgerald Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56043	81-1310268
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

110 E. 59th Street, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 938-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

The information discussed under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

8100 Gibbs Way, Landover, MD – Multifamily

On March 26, 2021, Cantor Fitzgerald Income Trust, Inc. (the “Company”), through a joint venture (the “Company JV”) between the Company and affiliates of Cantor Fitzgerald Investors, LLC (the Company’s sponsor or “CFI”), indirectly acquired 25% of the interests (the “Company Interests”) in a Delaware Statutory Trust, CF Summerfield Multifamily DST (“Summerfield DST”), which owns a multifamily residential property located in Landover, MD (the “Summerfield Property”).  The acquisition of the Company Interests and the related transactions were unanimously approved by the Company’s board of directors, including the Company’s independent directors.  The remaining 75% of the interests in the Summerfield DST (“Option Interests”) are owned by affiliates of CFI and are expected to be sold to third-party investors through a private placement transaction, the dealer manager of which will be the dealer manager of the Company’s ongoing public offering.

The Summerfield Property was acquired by the Summerfield DST at a contract purchase price of $115,500,000 million (the “Purchase Price”), exclusive of closing costs.  The seller of the Summerfield Property was a third party that is not affiliated with the Company. The Summerfield DST acquired the Summerfield Property with proceeds from a loan and equity contributions from the Summerfield DST owners, including the Company JV. The Summerfield DST’s trust manager is a wholly-owned subsidiary of the Company’s operating partnership and its master tenant is a joint venture between a wholly-owned subsidiary of the Company’s operating partnership (90%) and affiliates of Hamilton Zanze (10%). The master tenant of the Summerfield DST has engaged affiliates of Hamilton Zanze to act as property manager of the Summerfield Property pursuant to a property management agreement.

The Company JV is owned 76.9% by the Company’s operating partnership and 23.1% by affiliates of CFI. The Company intends, but is not obligated, to purchase 100% of the membership interests in the Company JV from affiliates of CFI. The Company funded its pro-rata portion of the purchase price paid by the Company JV with cash from its public offerings.

The Company’s operating partnership is expected to have the option to acquire the Option Interests on terms to be negotiated between the Company and the current owners of the Summerfield DST. The Summerfield Property is a multifamily property constructed in 2008 and 2012, consists of 452,876 net rentable square feet across nine buildings and is situated on an approximately 12.76-acre site. The Summerfield Property features 32 different floor plans and is comprised of 478 one-, two-, and three-bedroom apartment homes.  The apartments units average 947 square feet with an average monthly rent of $1,674 as of March 4, 2021. Apartment amenities at the Summerfield Property include black or stainless-steel appliances, wood cabinetry, faux-granite laminate or granite countertops, vinyl hardwood and ceramic tile flooring, kitchen island, ceramic tile tub surround, individual washer and dryer, private patio or balcony, nine-foot ceilings, crown molding, two-inch window blinds, walk-in closets and linen closets. As of March 4, 2021, the Summerfield Property was 92.1% occupied. The Summerfield Property was financed with a $76,575,000 loan provided by Arbor Private Label, LLC. The loan has a term of ten years, is interest only for the entire term and has a coupon of 3.65%.

Item 7.01.Regulation FD Disclosure. March 2021 Distribution

As authorized by the board of directors of the Company on March 31, 2021 the Company declared the following distributions for each class of the Company’s common stock as rounded to the nearest four decimal places ($1.55 on an annual basis):

Gross Distribution
Class I Shares	$0.1316
Class D Shares	$0.1316
Class S Shares	$0.1316
Class T Shares	$0.1316
Class IX Shares	$0.1316
Class AX Shares	$0.1316
Class TX Shares	$0.1316

The net distributions for each class of common stock (which represents the gross distributions described above less any distribution fee for the applicable class of common stock as described in the Company’s applicable prospectus) are payable to stockholders of record immediately prior to the close of business on March 31, 2021 and will be paid on or about April 7, 2021. These distributions will be paid in cash or reinvested in shares of the Company’s common stock for stockholders participating in the Company’s distribution reinvestment plan. Some or all of the cash distributions may be paid from sources other than cash flow from operations.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, as well as those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as amended or supplemented by the Company’s other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and actual results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTOR FITZGERALD INCOME TRUST, INC.

Date: March 31, 2021	By:	/s/ Christopher A. Milner
Name: Christopher Milner
Title: President

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